Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-46040 on Form S-8 of our report dated February 19, 2007, appearing in this Annual Report on Form 11-K of Synavant Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 23, 2007